UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

CTT INTERNATIONAL DISTIBUTORS INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30919 (Commission File Number)	98-6218467 (I.R.S. Employer Identification Number)

500 Mamaroneck Ave., Harrison, New York 10528

(Address of principal executive offices) (zip code)

(914) 777-2090

 (Registrant's telephone number, including area code)

Suite 305 - South Tower, 5811 Cooney Road, Richmond, British Columbia, V6X 3M1, Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2007, CTT International Distributors Inc. (the “Company”). Reliablecom Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition”), Reliablecom, Inc. (“Reliablecom”), and Kapadia Holdings, Inc., the sole shareholder of Reliablecom (“Holdings”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Acquisition will merge with and into Reliablecom, which will become a wholly-owned subsidiary of the Company (the “Merger”).  In consideration for the merger, the Company will issue an aggregate of 14,625,000 shares of common stock and 292,500 shares of series A Preferred stock (the “Preferred Stock”) to Holdings and the other shareholders of Reliablecom at the time of the closing of the merger.  Each share of Preferred Stock has a liquidation preference of $0.01 per share and will be convertible into 50 shares of the Company’s common stock, upon effectuation of an increase in the Company’s authorized shares of common stock to 100,000,000.  The Preferred Stock votes together with the common stock and each share of Preferred Stock is entitled to 50 votes.

In accordance with the terms of the Merger Agreement, upon execution of the Merger Agreement, Amit Sankhala agreed to resign as an officer of the Company.  The Company agreed to appoint Sajid Kapadia as sole officer and a member of the Board of Directors of the Company.  Mr. Sankhala also agreed to the immediate return and cancellation of 2,000,000 shares of the Company’s common stock owned by him pursuant to the terms of a Return to Treasury Agreement.  Upon consummation of the Merger Agreement, Mr. Sankhala will return for cancellation an additional 6,000,000 pre-dividend shares, together with the dividended shares, of the Company’s common stock.

The Company agreed to immediately take steps to change its name to SK3 Group, Inc. and declare a two-for-one dividend on outstanding shares of common stock.  Upon consummation of the Merger Agreement, the Company agreed to enter into an employment agreement with Mr. Kapadia.

The closing of the Merger Agreement is subject to the satisfaction of customary closing conditions, as well as the following closing conditions, among others:

•

completion of audited financial statements of Reliablecom;

•

change of corporate name to SK3 Group, Inc.;

•

effectuation of the forward stock split;

•

completion of private offering of securities.

In the event the Merger has not been closed by June 30, 2007, the Merger Agreement shall be terminated unless otherwise agreed to by the parties.

Reliablecom markets and distributes prepaid phone cards, wireless services and online services mainly to the immigrant, ethnic and un-banked segments of United States and United Kingdom markets.  Reliablecom intends to expand its operations through the consolidation of privately held companies within the industry.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2007, the Board of Directors of the Company accepted the resignation of Amit Sankhala as Chief Executive Officer and Chief Financial Officer.

On April 16, 2007, Board of Directors of the Company appointed Sajid Kapadia as a member of the Board of Directors and as Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

Mr. Kapadia has been President of Reliablecom since January 2007, when Reliablecom acquired Reliable E-Commerce from Mr. Kapada.  He has been President of Reliable E-Commerce Inc. since 2006.  From 2004 through 2005, Mr. Kapdia was vice president of 9278 Dot Com and was President of 9278 Distributor from 1999 through 2004.  Each of these companies was engaged in the distribution and sale of prepaid phone cards, telecommunications sales or related business activities.  Mr. Kapadia received a degree in Mechanical Engineering from Gandhi Engineering College.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated April 16, 2007, by and between CTT International Distributors Inc., Reliablecom Acquisition Corp., Reliablecom, Inc. and Kapadia Holdings, Inc.
10.2	Return to Treasury Agreement between CTT International Distributors Inc. and Amit Sankhala, dated as of April 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTT INTERNATIONAL DISTRIBUTORS, INC.

Dated:  April 18, 2007

By: /s/ SAJID KAPADIA

       Sajid Kapadia

       Chief Executive Officer

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